EXHIBIT 10.3

ESCROW AGREEMENT BETWEEN

STRATEGIC STORAGE TRUST, INC. AND THE BANK OF NEW YORK

Exhibit 10.3

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is entered into as of March           , 2008 by and among Strategic Storage Trust, Inc., a Maryland corporation (the “Company”), U.S. Select Securities, LLC, a Virginia limited liability company (the “Dealer Manager”), and The Bank of New York, a New York banking corporation, as escrow agent (the “Escrow Agent”).

The Company will issue in a public offering (the “Offering”) shares of its common stock (the “Stock”) pursuant to a registration statement on Form S-11 filed by the Company with the Securities and Exchange Commission. The Dealer Manager will act as dealer manager for the offering of the Stock. The Company is entering into this Agreement to set forth the terms on which the Escrow Agent will hold and disburse the proceeds from subscriptions for the purchase of the Stock in the Offering until such time as: (1) in the case of subscriptions received from all nonaffiliates of the Company, the Company has received subscriptions for Stock resulting in a total of $1,000,000 in Stock sold in the offering (the “Required Capital”); (2) in the case of subscriptions received from residents of New York (“NY Subscribers”) only, the Company has received subscriptions for Stock from nonaffiliates of the Company resulting in total minimum capital raised of $2,500,000 (the “NY Required Capital”) and (3) in the case of subscriptions received from residents of Pennsylvania (“PA Subscribers”) only, the Company has received subscriptions for Stock from nonaffiliates of the Company resulting in total minimum capital raised of $50,000,000 (the “PA Required Capital”).

The Company hereby appoints The Bank of New York as Escrow Agent for purposes of holding the proceeds from the subscriptions for the Stock, on the terms and conditions hereinafter set forth:

1. Until such time as the Company has received subscriptions for Stock resulting in total minimum capital raised equal to the Required Capital and such funds are disbursed from the Escrow Account in accordance with paragraph 3(a) hereof, persons subscribing to purchase the Stock (the “Subscribers”) will be instructed by the Dealer Manager or any soliciting dealers to remit the purchase price in the form of checks, drafts, wires, or money orders (hereinafter “instruments of payment”) payable to the order of “Strategic Storage Trust, Inc.” (after subscriptions are received resulting in total minimum capital raised equal to the Required Capital and such funds are disbursed from the Escrow Account in accordance with paragraph 3(a) hereof, subscriptions shall continue to be so submitted unless otherwise instructed by the Dealer Manager). Any checks, drafts or money orders received made payable to a party other than the Escrow Agent (or after the Required Capital is received, made payable to a party other than the party designated by the Dealer Manager) shall be returned to the soliciting dealer who submitted the check, draft or money order. Within one (1) business day after receipt of instruments of payment from the Offering, the Dealer Manager will (a) send to the Escrow Agent each Subscriber’s name, address, executed IRS Form W-9, number of shares purchased, and purchase price remitted, and (b) Escrow Agent will deposit the instruments of payment from such Subscribers (the “Subscription Materials”), into an escrow account hereby designated as the “Escrow Account for the Benefit of Subscribers for Common Stock of Strategic Storage Trust, Inc.” (the “Escrow Account”), which deposit shall occur within one (1) business day after the Dealer Manager’s receipt of all the Subscription Materials, until such Escrow Account has closed pursuant to paragraph 3(a) hereof. Instruments of payment received from NY Subscribers (as identified as such by the Company) shall be accounted for separately in a subaccount entitled “Escrow Account for the Benefit of NY Subscribers” (the “NY Escrow

Account”), until such NY Escrow Account has closed pursuant to paragraph 3(a) hereof. Instruments of payment received from PA Subscribers (as identified as such by the Company) shall be accounted for separately in a subaccount entitled “Escrow Account for the Benefit of PA Subscribers” (the “PA Escrow Account”), until such PA Escrow Account has closed pursuant to paragraph 3(a) hereof. Each of the Escrow Account, the NY Escrow Account and the PA Escrow Account will be established and maintained in such a way as to permit the interest income calculations described in paragraph 7.

2. The Escrow Agent agrees to promptly process for collection the instruments of payment upon deposit into the Escrow Account, the NY Escrow Account or the PA Escrow Account, as applicable. Deposits shall be held in the Escrow Account, the NY Escrow Account or the PA Escrow Account until such funds are disbursed in accordance with paragraph 3 hereof. Prior to disbursement of the funds deposited in the Escrow Account, the NY Escrow Account or the PA Escrow Account, such funds shall not be subject to claims by creditors of the Company or the Dealer Manager or any of their affiliates. If any of the instruments of payment are returned to the Escrow Agent for nonpayment prior to receipt of the Required Capital or, in connection with subscriptions from NY Subscribers, the NY Required Capital or, in connection with subscriptions from PA Subscribers, the PA Required Capital, the Escrow Agent shall promptly notify the Dealer Manager and the Company in writing via mail, email or facsimile of such nonpayment, and is authorized to debit the Escrow Account, the NY Escrow Account or the PA Escrow Account, as applicable in the amount of such returned payment as well as any interest earned on the amount of such payment.

3. (a) (i) Subject to the provisions of subparagraphs 3(b)-3(e) below, once the collected funds in the Escrow Account are an amount equal to or greater than the Required Capital, the Escrow Agent shall promptly notify the Company and, upon receiving written instruction from the Company setting forth the amount to be disbursed, disburse to the Company, by check, ACH or wire transfer, the funds in the Escrow Account representing the gross purchase price for the Stock and any interest thereon. After such time the Escrow Account shall remain open and the Company shall continue to cause subscriptions for the Stock that are not to be deposited in the NY Escrow Account or the PA Escrow Account to be deposited therein until the Company informs the Escrow Agent in writing to close the Escrow Account, and thereafter any subscription documents and instruments of payment received by the Escrow Agent from Subscribers other than NY Subscribers or PA Subscribers shall be forwarded directly to the Company. For purposes of this Agreement, the term “collected funds” shall mean all funds received by the Escrow Agent that have cleared normal banking channels and are in the form of cash or cash equivalent.

(ii) Regardless of any release of funds from the Escrow Account, the Company and the Dealer Manager shall continue to forward instruments of payment and Subscription Materials received from NY Subscribers for deposit into the NY Escrow Account or PA Subscribers for deposit into the PA Escrow Account, as the case may be, to the Escrow Agent until such time as the Company notifies the Escrow Agent in writing that total subscription proceeds (including the amount then in the NY Escrow Account and the PA Escrow Account) equal or exceed the NY Required Capital or the PA Required Capital, as the case may be. Within five days of receipt by the Escrow Agent of written notice setting forth the amount to be disbursed, the Escrow Agent shall disburse to the Company, by check, ACH or wire transfer, the funds then in the NY Escrow Account or the PA Escrow Account, as the case may be, representing the gross purchase price for the Stock and any interest thereon. Following such disbursements, the Escrow Agent shall close the NY Escrow Account or the PA Escrow Account, as the case may be, and thereafter any Subscription Materials and instruments of payment received by the Escrow Agent from NY Subscribers or PA Subscribers, as the case may be, shall be deposited directly to the Escrow Account (or to the Company, if it has closed the Escrow Account, as instructed in writing by the Company).

(b) Within four business days of the close of business on the date that is one year following commencement of the Offering (the “Expiration Date”) and receipt by the Escrow Agent of written notice to that effect, the Escrow Agent shall promptly notify the Company if it is not in receipt of evidence of Subscription Materials accepted on or before the Expiration Date, and instruments of payment dated not later than that the Expiration Date, for the purchase of at least the Required Capital (from all sources but exclusive of any funds received from subscriptions for Stock from entities which the Company has notified the Escrow Agent are affiliated with the Company). At such time, the Escrow Agent shall promptly return directly to each Subscriber the collected funds deposited in the Escrow Account, the NY Escrow Account and the PA Escrow Account on behalf of such Subscriber (unless earlier disbursed in accordance with paragraph 3(c)), or shall return the instruments of payment delivered, but not yet processed for collection prior to such time, together with interest in the amounts calculated pursuant to paragraph 7 for each Subscriber at the address provided by the Dealer Manager or the Company. Notwithstanding the above, in the event the Escrow Agent has not received an executed IRS Form W-9 at such time for each Subscriber, the Escrow Agent shall remit an amount to the Subscribers in accordance with the provisions hereof, withholding twenty-eight percent (28%) of any interest income on subscription proceeds (determined in accordance with paragraph 7) attributable to each Subscriber for whom the Escrow Agent does not possess an executed IRS Form W-9. However, the Escrow Agent shall not be required to remit any payments until funds represented by such payments have been collected.

(c) Notwithstanding subparagraphs 3(a) and 3(b) above, if the Escrow Agent is not in receipt of evidence of subscriptions accepted on or before the close of business on such date that is 120 days after commencement of the Offering (the Company will notify the Escrow Agent in writing of the commencement date of the Offering) (the “Initial Escrow Period”), and instruments of payment dated not later than that date, for the purchase of Stock providing for total purchase proceeds from all nonaffiliated sources that equal or exceed the PA Required Capital, the Escrow Agent shall promptly notify the Company. Thereafter, the Company shall send to each PA Subscriber by certified mail within ten (10) calendar days after the end of the Initial Escrow period a notification in the form of Exhibit “A”. If, pursuant to such notification, a PA Subscriber requests the return of his or her subscription funds within ten (10) calendar days after receipt of the notification (the “Request Period”), the Company will provide written notice to the Escrow Agent and the Escrow Agent shall promptly refund directly to each PA Subscriber the collected funds deposited in the PA Escrow Account on behalf of such PA Subscriber or shall return the instruments of payment delivered, but not yet processed for collection prior to such time, to the address provided by the Dealer Manager or the Company, together with interest income in the amounts calculated pursuant to paragraph 7. Notwithstanding the above, if the Escrow Agent has not received an executed IRS Form W-9 is for such PA Subscriber, the Escrow Agent shall thereupon remit an amount to such PA Subscriber in accordance with the provisions hereof, withholding twenty-eight percent (28%) of any interest income earned on subscription proceeds (determined in accordance with paragraph 7) attributable to such PA Subscriber. However, the Escrow Agent shall not be required to remit such payments until the Escrow Agent has collected funds represented by such payments.

(d) The subscription funds of PA Subscribers who do not request the return of their subscription funds within the Request Period shall remain in the PA Escrow Account for successive 120-day escrow periods (a “Successive Escrow Period”), each commencing automatically upon the termination of the prior Successive Escrow Period, and the Company and Escrow Agent shall follow the notification and payment procedure set forth in subparagraph 3(c) above with respect to the Initial Escrow Period for each Successive Escrow Period until the occurrence of the earliest of (i) the Expiration Date, (ii) the receipt and acceptance by the Company of subscriptions for the purchase of Stock with total purchase proceeds that equal or exceed the PA Required Capital and the disbursement of the PA Escrow Account on the terms specified herein, or (iii) all funds held in the PA Escrow Account having been returned to the PA Subscribers in accordance with the provisions hereof.

(e) If the Company rejects any subscription for which the Escrow Agent has collected funds, the Escrow Agent shall, upon the written request of the Company, promptly issue a refund to the rejected Subscriber. If the Company rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the Subscriber’s check for collection, the Escrow Agent shall promptly return the funds in the amount of the Subscriber’s check to the rejected Subscriber after such funds have been collected. If the Escrow Agent has not yet submitted a rejected Subscriber’s check for collection, upon written notice to that effect the Escrow Agent shall promptly remit the Subscriber’s check directly to the Subscriber.

4. The Escrow Agent shall provide to the Company weekly statements (or more frequently as reasonably requested by the Company) on the account balance in each of the Escrow Account, the NY Escrow Account and the PA Escrow Account, and the activity in such accounts since the last report.

5. Prior to the disbursement of funds deposited in the Escrow Account, the NY Escrow Account or the PA Escrow Account in accordance with the provisions of paragraph 3 hereof, the Escrow Agent shall invest all of the funds deposited as well as earnings and interest derived therefrom in the Escrow Account, the NY Escrow Account or the PA Escrow Account, as applicable, in the “Short-Term Investments” specified below at the written direction of the Company, unless the costs to the Company for the making of such investment are reasonably expected to exceed the anticipated interest earnings from such investment in which case the funds and interest thereon shall remain in the respective escrow account until the balance in the respective escrow account reaches the minimum amount necessary for the anticipated interest earnings from such investment to exceed the costs to the Company for the making of such investment, as determined by the Company based upon applicable interest rates. “Short-Term Investments” include obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) which mature on or before the Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Expiration Date without any dissipation of the offering proceeds invested. Without limiting the generality of the foregoing, Exhibit “B” hereto sets forth specific Short-Term Investments that shall be deemed permissible investments hereunder.

The following securities are not permissible investments:

(a) money market funds;

(b) corporate equity or debt securities;

(c) repurchase agreements;

(d) bankers’ acceptances;

(e) commercial paper; and

(f) municipal securities.

It is hereby expressly agreed and stipulated by the parties hereto that the Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the parties hereto. It is the intention of the parties hereto that the Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder, unless it has been furnished with assurances of repayment or indemnity satisfactory to it. In the absence of instructions all funds are to be invested in BNY Cash Reserve.

6. The Escrow Agent is entitled to rely upon written instructions received from the Company, unless the Escrow Agent has actual knowledge that such instructions are not valid or genuine; provided that, if in the Escrow Agent’s opinion, any instructions from the Company are unclear, the Escrow Agent may request clarification from the Company prior to taking any action, and if such instructions continue to be unclear, the Escrow Agent may rely upon written instructions from the Company’s legal counsel in distributing or continuing to hold any funds. In addition, in the event the Escrow Agent believes an ambiguity or uncertainty exists in any instruction, direction, request or other communication, paper or document received by the Escrow Agent hereunder, Escrow Agent may provide the Company with written notice of such ambiguity and refrain from taking any action until the Escrow Agent receives clarification from the Company which eliminates such ambiguity or uncertainty to the satisfaction of Escrow Agent. However, the Escrow Agent shall not be required to disburse any funds attributable to instruments of payment that have not been processed for collection, until such funds are collected and then shall disburse such funds in compliance with the disbursement instructions from the Company. Neither party shall have any duties, responsibilities or obligations except these which are expressly set forth herein, and no additional duties, responsibilities or obligations shall be implied or inferred.

7. If the Offering terminates prior to receipt of the Required Capital, or one or more NY Subscribers or PA Subscribers elects to have his or her subscription returned in accordance with paragraph 3, interest income earned on subscription proceeds deposited in the Escrow Account (the “Escrow Income”), the NY Escrow Account (the “NY Escrow Income”), or the PA Escrow Account (the “PA Escrow Income”), as applicable, shall be remitted to Subscribers. The Company shall reimburse the Escrow Agent for all escrow expenses. The Escrow Agent shall remit all such Escrow Income, NY Escrow Income and PA Escrow Income in accordance with paragraph 3. If the Company chooses to leave the Escrow Account open after receiving the Required Capital then it shall make regular acceptances of subscriptions therein, but no less frequently than monthly, and the Escrow Income from the last such acceptance shall be calculated and remitted to the Company. Neither party shall have any duties, responsibilities or obligations except those which are expressly set forth herein, and no additional duties, responsibilities or obligations shall be implied or inferred.

8. The Escrow Agent shall receive compensation from the Company as set forth in Exhibit “C” attached hereto. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by the Agreement; provided, however, that in the event that the conditions for the disbursement of funds under the Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in the Agreement, or there is any assignment of interest in the subject matter of the Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to the Agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney’s fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Company.

9. In performing any of its duties hereunder, the Escrow Agent shall not incur any liability to anyone for any damages, losses, or expenses, except for damages, losses or expenses determined by final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction to have been caused by the Escrow Agent’s willful misconduct or gross negligence. Accordingly, the Escrow Agent shall not incur any such liability with respect to any action taken or omitted (a) in good faith upon advice of the Escrow Agent’s counsel given with respect to any questions relating to the Escrow Agent duties and responsibilities under this Agreement, or (b) in reliance upon any instrument, including any written instrument or instruction provided for in this Agreement, not only as to its due execution and validity and effectiveness of its provisions but also as to the truth and accuracy of information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform to the provisions of this Agreement. NEITHER PARTY SHALL BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN ADJUDICATED TO HAVE RESULTED FROM A PARTY’S AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

10. The Company hereby agrees to indemnify and hold the Escrow Agent and its affiliates and their respective successors, assigns, directors, officers, managers, employees, agents, attorneys, accountants and experts (collectively the “Indemnitees”) harmless against any and all losses, claims, damages, liabilities, penalties, judgment, settlements, suits, actions, proceedings, litigation, investigations, costs and expenses, including reasonable attorneys’ fees and disbursements (collectively “Losses”), that may be imposed on or incurred by the Indemnitees in connection with acceptance of appointment as the Escrow Agent hereunder, or the performance of the duties hereunder, including any litigation arising from this Agreement or involving the subject matter hereof, except where such Losses are determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction to have been caused by the Escrow Agent’s willful misconduct or gross negligence.

11. In the event of a dispute between the parties hereto sufficient in the Escrow Agent’s discretion to justify doing so, the Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hands under this Agreement, together with such legal pleadings as deemed appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. In the event of any uncertainty as to the duties hereunder, the Escrow Agent may refuse to act under the provisions of this Agreement pending order of a court of competent jurisdiction and shall have no liability to the Company or to any other person as a result of such action. Any such legal action may be brought in such court, as the Escrow Agent shall determine to have jurisdiction thereof. The filing of any such legal proceedings shall not deprive the Escrow Agent of its compensation earned prior to such filing.

12. All communications and notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service or when received via telecopy or other electronic transmission, in all cases addressed to the person for whom it is intended at such person’s address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this paragraph:

if to the Company:

Strategic Storage Trust, Inc.

Attention : H. Michael Schwartz

111 Corporate Drive, Suite 120

Ladera Ranch, California 92694

Fax: 949-429-6606

if to the Dealer Manager:

U.S. Select Securities LLC

Attention : Jill Raymond

Five Financial Plaza, Suite 205

Napa, California 94558

Fax: 707-307-0440

if to the Escrow Agent:

The Bank of New York

Attention: Ilona Kandarova

101 Barclay St., 8W

New York, NY 10286

Fax: 212-815-5875

Each party hereto may, from time to time, change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other parties.

13. This Agreement shall be governed by the laws of the State of Maryland as to both interpretation and performance without regard to the conflict of laws rules thereof.

14. The provisions of this Agreement shall be binding upon the legal representatives, successors, and assigns of the parties hereto. No amendment, modification or waiver of any provision of this Escrow Agreement, nor any consent to any departure therefrom, by any party hereto shall be valid or effective for any purpose unless the same shall be in writing and signed by the party to be charged therewith, and then such amendment modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to, or demand on any party for any purpose not specifically required of another hereunder shall not entitle the first party to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

15. The Company and the Dealer Manager hereby acknowledge that The Bank of New York is serving as Escrow Agent only for the limited purposes herein set forth, and hereby agree that they will not represent or imply that, by serving as Escrow Agent hereunder or otherwise, have investigated the desirability or advisability of investment in the Company or have approved, endorsed, or passed upon the merits of the Stock or the Company, nor shall they use the name of the Escrow Agent in any manner whatsoever in connection with the offer or sale of the Stock other than by acknowledgment that is has agreed to serve as Escrow Agent for the limited purposes herein set forth.

16. This Agreement and any amendment hereto may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original.

17. Except as otherwise required for subscription funds received from NY Subscribers or PA Subscribers as provided herein, in the event that the Dealer Manager receives instruments of payment after the Required Capital has been received and the proceeds of the Escrow Account have been distributed to the Company, the Escrow Agent is hereby authorized to deposit such instruments of payment within one (1) business day to any deposit account as directed by the Company. The application of said funds into a deposit account or to forward such funds directly to the Company, in either case directed by the Company shall be a full acquittance to the Escrow Agent, who shall not be responsible for the application of said funds thereafter.

18. The Escrow Agent shall be bound only by the terms of this Escrow Agreement and shall not be bound by or incur any liability with respect to any other agreements or understanding between any other parties, whether or not the Escrow Agent has knowledge of any such agreements or understandings.

19. Indemnification provisions set forth herein shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

20. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

21. Unless otherwise provided in this Agreement, final termination of this Escrow Agreement shall occur on the date that all funds held in the Escrow Account, the NY Escrow Account and the PA Escrow Account are distributed either (a) to the Company or to Subscribers and the Company has informed the Escrow Agent in writing to close the Escrow Account, the NY Escrow Account and the PA Escrow Account pursuant to paragraph 3 hereof or (b) to a successor escrow agent upon written instructions from the Company.

22. The Escrow Agent has no responsibility for accepting, rejecting, or approving subscriptions. The Escrow Agent shall complete an OFAC search, in compliance with its policy and procedures, of each subscription check prior to depositing the check in the Escrow Account, the NY Escrow Account or the PA Escrow Account and shall inform the Company if a subscription check fails the OFAC search. The Dealer Manager shall provide a copy of each subscription check in order that the Escrow Agent may perform such OFAC search.

23. This Agreement shall not be modified, revoked, released, or terminated unless reduced to writing and signed by all parties hereto, subject to the following paragraph. If, at any time, any attempt is made to modify this Agreement in a manner that would increase the duties and responsibilities of the Escrow Agent or to modify this Agreement in any manner which the Escrow Agent shall deem undesirable, or at any other time, the Escrow Agent may resign by providing written notice to the Company and until (a) the acceptance by a successor escrow agent as shall be appointed by the Company; or (b) thirty (30) days after such written notice has been given, whichever occurs sooner, the Escrow Agent’s only remaining obligation shall be to perform its duties hereunder in accordance with the terms of the Agreement.

24. The Escrow Agent may resign at any time from its obligations under this Escrow Agreement by providing written notice to the Company. Such resignation shall be effective on the date specified in such notice, which shall be not less than thirty (30) days after such written notice has been given. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent.

25. The Escrow Agent may be removed by the Company by written notice to the Escrow Agent effective on the date specified in such written notice. The removal of the Escrow Agent shall not deprive the Escrow Agent of its compensation earned prior to such removal.

26. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect. This Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow. The section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

27. Neither party shall incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such party (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

[Signature page follows]

Agreed to as of the        day of March     , 2008.

STRATEGIC STORAGE TRUST, INC.

By:
H. Michael Schwartz
President

U.S. SELECT SECURITIES LLC

By:
Name:
Title:

The terms and conditions contained above are hereby accepted and agreed to by:

THE BANK OF NEW YORK AS ESCROW AGENT

By:
Name:
Title: